UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39082	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Ponce de Leon Blvd., Floor 3 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (786) 629 1376

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value per share	RLMD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On November 10, 2022, Relmada Therapeutics, Inc. (“Relmada,” the “Company,” “we,” “us,” “our”)) issued a press release providing a corporate update and reporting its financial results for the three and nine months ended September 30, 2022. (These results are preliminary and unaudited.) The Company also announced that it would conduct a conference call and audio webcast on November 10, 2022, at 4:30 PM EST, to discuss the update and results. The Company’s complete unaudited condensed financial statements and notes thereto as of September 30, 2022, and for the three and nine months then ended, will be contained in its Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

In accordance with General Instruction B.2 of Form 8-K,  the information in this Item 2.02 of this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

On November 10, 2022, Relmada announced that it is further evaluating the data from RELIANCE III, its monotherapy major depressive disorder (MDD) trial of REL-1017.  The Company believes that these data were impacted by enrollment of inappropriate subjects, that is, patients not truly suffering from MDD who “responded” dramatically and rapidly to placebo, and that this was the primary driver behind the study not being successful.  We believe the measures utilized to guard against the enrollment of inappropriate subjects were not effective enough, and most of the high-enrolling centers in the trial had very big placebo response rates.  As an example of this, one high enrolling center had a mean change from baseline of 23 points in the placebo group.  Of note, 68 patients, or approximately 30% of the total number of patients enrolled in RELIANCE III, were from high enrolling sites.

With regard to RELIANCE I, the Phase 3 trial of REL-1017 for the adjunctive treatment of MDD that is expected to announce top-line results before the end of 2022, the same ineffective measures utilized to guard against inappropriate subject enrollment in RELIANCE III were also used in RELIANCE I.  High-enrolling centers in RELIANCE III all recruited heavily in RELIANCE I, as well.  Specifically, RELIANCE I includes 80 patients, or approximately 40% of the total number enrolled, from high enrolling sites.  Those factors suggest that a higher than expected placebo response may be observed in RELIANCE I. Mitigating that to some degree may be the different patient population in RELIANCE I; that is, patients already diagnosed with depression and not responding adequately to at least one, and up to three, true courses of antidepressant therapy. Relmada cannot predict how those factors will balance out.

We intend to apply several protocol and operational changes in the currently enrolling RELIANCE II study (a sister trial to RELIANCE I) and make certain improvements to how the trial is being conducted. We now expect top-line results from this study in 2023.

Moreover, in order to be proactive and increase the likelihood of clinical success for REL-1017 as a potential therapy for MDD, an indication in which two successful studies are required to achieve FDA approval, we may consider initiating new clinical trials in 2023.

In accordance with General Instruction B.2 of Form 8-K,  the information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November, 2022, regarding corporate update and third quarter 2022 financial results
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2022	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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